EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 127 to Registration Statement No. 33-572 on Form N-1A of our reports dated as indicated in the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the Funds constituting Eaton Vance Municipals Trust, appearing in the Annual Reports on Form N-CSR of Eaton Vance Municipals Trust, for the year ended September 30, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectuses and ‘‘Independent Registered Public Accounting Firm’’ and ‘‘Financial Statements’’ in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts January 27, 2011

SCHEDULE A

Report Date	Funds

November 17, 2010	Eaton Vance California Municipal Income Fund
November 17, 2010	Eaton Vance Massachusetts Municipal Income Fund
November 17, 2010	Eaton Vance New York Municipal Income Fund
November 17, 2010	Eaton Vance Ohio Municipal Income Fund
November 17, 2010	Eaton Vance Rhode Island Municipal Income Fund
November 18, 2010	Eaton Vance National Municipal Income Fund